                           SCHEDULE 14A INFORMATION

               PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                              (AMENDMENT NO. __)

Filed by the Registrant                     /x/

Filed by a Party other than the Registrant  / /

Check the appropriate box:
/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
/x/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                PRAXAIR, INC.
   ------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


   ------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/x/ No fee required

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

    (4) Proposed maximum aggregate value of transaction:

    (5) Total fee paid:

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    (2) Form, Schedule or Registration Statement No.:

    (3) Filing Party:

    (4) Date Filed:

[PRAXAIR LOGO]
39 Old Ridgebury Road
Danbury, Connecticut 06810-5113


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD APRIL 29, 1997


Dear Praxair Shareholder:

     The Annual Meeting of Shareholders of Praxair, Inc. will be held at 9:30 a.m. on Tuesday, April 29, 1997 in the Grand Ballroom of the Danbury Hilton and Towers, 18 Old Ridgebury Road, Danbury, Connecticut, for the following purposes:

     1.   To elect five directors to the Board of Directors.

     2. To conduct such other business as may properly come before the meeting.

     Only holders of Common Stock of Praxair, Inc. of record at the close of business on March 3, 1997 will be entitled to vote at the meeting or any adjournment thereof.

     TO BE SURE THAT YOUR VOTE IS COUNTED, WE URGE YOU TO COMPLETE AND SIGN AND DATE THE PROXY/VOTING INSTRUCTION CARD ENCLOSED IN THIS PACKAGE AND RETURN IT IN THE POSTAGE PAID ENVELOPE THAT IS PROVIDED. The giving of such proxy does not affect your right to vote in person if you attend the meeting. The prompt return of your signed proxy will aid the Company in reducing the expense of additional proxy solicitation.

     If you plan to attend the Annual Meeting in person, PLEASE MARK THE APPROPRIATE BOX ON THE PROXY CARD.

                                 BY ORDER OF THE BOARD OF DIRECTORS

                                 /s/ DAVID H. CHAIFETZ

                                 DAVID H. CHAIFETZ,
                                 Vice President, General Counsel and Secretary

March 7, 1997

               WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

[PRAXAIR LOGO]
39 Old Ridgebury Road
Danbury, Connecticut 06810-5113

                                PROXY STATEMENT

                        Annual Meeting of Shareholders
                            Tuesday, April 29, 1997

     This statement is furnished to shareholders of Praxair, Inc. ("Praxair") in connection with the solicitation of proxies for the Annual Meeting of Shareholders to be held at The Danbury Hilton and Towers, 18 Old Ridgebury Road, Danbury, Connecticut on April 29, 1997, at 9:30 a.m. or at any adjournment thereof (the "Annual Meeting"). This proxy statement and the enclosed form of proxy are first being sent to shareholders on or about March 18, 1997. The enclosed proxy is solicited on behalf of the Board of Directors of Praxair.

                  MATTERS TO BE CONSIDERED AT ANNUAL MEETING

Item 1: Election of Directors

     Five directors are to be elected. Praxair's Board of Directors is divided into three classes serving staggered terms. The terms of five of the present directors expire this year and four of them have been nominated for reelection. The fifth, John J. Creedon, is retiring from the Board as a result of the Board's tenure policy. The Board has nominated Mr. Raymond W. LeBoeuf to take Mr. Creedon's seat on the Board.

     YOUR BOARD OF DIRECTORS RECOMMENDS THAT C. FRED FETTEROLF, CLAIRE W. GARGALLI, EDGAR G. HOTARD AND G. JACKSON RATCLIFFE, JR. BE ELECTED TO SERVE IN THE CLASS WITH TERMS EXPIRING IN 2000, AND THAT RAYMOND W. LEBOEUF BE ELECTED TO SERVE IN THE CLASS WITH A TERM EXPIRING IN 1999. Each nominee has agreed to be named in this Proxy Statement and to serve if elected. Biographical data on these nominees and the other members of the Board of Directors is presented under the caption "Directors and Executive Officers" in this Proxy Statement.

     Unless otherwise directed on the proxy form, the proxy holders intend to vote in favor of the above listed nominees. To be elected, a nominee must receive a plurality of the votes cast at the Annual Meeting in person or by proxy. If one or more of the nominees becomes unavailable for election or service as a director, the proxy holders will vote shares for one or more substitutes designated by the Board of Directors, or the size of the Board of Directors will be reduced.

Item 2: Other Business

     Praxair knows of no other business that may be properly considered for action at the Annual Meeting. If any other business calling for a vote of shareholders is properly presented at the meeting, the proxy holders will vote shares in accordance with their best judgment.

                          PROXY AND VOTING PROCEDURES

     Shares represented by a properly executed and returned proxy will be voted at the Annual Meeting as indicated on the proxy card unless earlier revoked by the shareholder. Each share of Common Stock is entitled to one vote. Shareholders may vote on a matter by marking the appropriate box on the card. If the card is properly signed and returned and no choice is specified for a matter, the shares will be voted on that matter as recommended by the Board of Directors. Execution of the proxy also confers discretionary authority to the proxy holder to vote on other matters that may properly come before the meeting.

     Directors shall be elected by a plurality of the votes cast at the Annual Meeting. Except as otherwise provided by law, other matters voted on at the Annual Meeting shall be determined by the majority of votes cast at the Annual Meeting in person or by proxy by shareholders entitled to vote on the matter. Abstentions and broker non-votes on returned proxies and ballots are not considered votes cast and shall be counted as neither for nor against a matter or nominee but the shares represented by such an abstention or broker non-vote shall be considered present at the Annual Meeting for quorum purposes. As to matters requiring the vote of a majority of the shares either present or outstanding, and entitled to vote on the matter, abstentions have the same effect as a vote against the matter and broker non-votes under Delaware Corporation Law and Securities and Exchange Commission rules are deemed to not be entitled to vote on the matter.

     A shareholder giving a proxy may revoke it at any time before it is voted by filing with Praxair's Secretary a written revocation or a duly executed proxy bearing a later date or by voting in person at the Annual Meeting.

                    VOTING SECURITIES AND PRINCIPAL HOLDERS

     Shareholders of record at the close of business on March 3, 1997 will be entitled to vote at the Annual Meeting. As of that date, a total of 158,300,136 shares of Praxair's Common Stock were outstanding.

     The only person known by Praxair to be beneficial owner of more than five percent of Praxair's Common Stock (par value $0.01) is the following:

-------------------------------------------------------------------------------
Name and Address of           Number of Shares         Percent of Shares
Beneficial Owner              Beneficially Owned       Outstanding(a)
-------------------------------------------------------------------------------
FMR Corp..................... 18,633,216(b)            11.8%
82 Devonshire Street
Boston, MA 02109
-------------------------------------------------------------------------------

Notes:    (a)  Based on 157,525,277 total shares outstanding on December 31,
               1996.

          (b) Holdings as of December 31, 1996 as reported in SEC Schedule 13G by FMR Corp. According to this report, FMR Corp. had sole voting power as to 1,081,862 shares and sole investment power as to 18,633,216 shares.

     As of March 3, 1997, directors and executive officers of Praxair beneficially owned shares of Praxair's Common Stock (par value $0.01) as follows (directors and all executive officers as a group, 21 persons, beneficially own 1.5% of the outstanding shares; directors and all officers as a group, 28 persons, beneficially own 1.7% of the outstanding shares):

-------------------------------------------------------------------------------------------------------------------------------
                                                                    SHARES BENEFICIALLY OWNED AND OTHER EQUITY INTERESTS

                                                             Common        Deferred      Performance                 Stock
Name                          Position                       Stock(1)      Stock(2)      Stock(3)      Total         Options(4)
-------------------------------------------------------------------------------------------------------------------------------
H. William Lichtenberger      Chairman & Chief               200,701        71,955        90,000       362,656       642,000
                              Executive Officer

Edgar G. Hotard               Director & President           114,257        28,992        54,000       197,249       286,100

John A. Clerico               Director, Vice President       116,092        27,640        34,500       178,232       267,000
                              & Chief Financial
                              Officer

David H. Chaifetz             Vice President,
                              General Counsel                 48,014         5,000        21,000        74,014        98,200
                              & Secretary

Paul J. Bilek                 President,                      10,200         3,928        28,500        42,628        69,800
                              North American
                              Industrial Gases

Alejandro Achaval             Director                         1,636         3,287            --         4,923         2,500

John J. Creedon               Director                         4,349         4,011            --         8,360         2,500

C. Fred Fetterolf             Director                         3,170         4,157            --         7,327         2,500

Dale F. Frey                  Director                         1,627         1,751            --         3,378         2,500

Claire W. Gargalli            Director                         1,685         1,240            --         2,925         2,500

Ronald L. Kuehn, Jr.          Director                         5,301         2,629            --         7,930         2,500

Benjamin F. Payton            Director                         1,685         2,137            --         3,822         2,500

G. Jackson Ratcliffe, Jr.     Director                         1,685         9,055            --        10,780         2,500

H. Mitchell Watson, Jr.       Director                         1,673         1,831            --         3,504         2,500

Raymond W. LeBoeuf            Nominee                              0             0            --             0             0
-------------------------------------------------------------------------------------------------------------------------------
Directors & Executive         (21 persons)                   592,559       194,371       315,000     1,101,930     1,752,800
Officers as a group
-------------------------------------------------------------------------------------------------------------------------------
Directors & All Officers      (28 persons)                   652,230       204,601       408,000     1,264,831     1,968,000
as a group
-------------------------------------------------------------------------------------------------------------------------------

Notes:    1)   Amounts reported as COMMON STOCK include shares as follows held by family members sharing the same household as the officer:
               Edgar G. Hotard 2,679 shares; H. William Lichtenberger 25,000 shares; Directors and Executive Officers as a group 27,679 shares. Beneficial ownership is disclaimed with respect to Mr.
               Hotard's family member holdings.

          2) DEFERRED STOCK represents stock price-based units into which deferred compensation has been invested pursuant to the deferred compensation plans for management and for non-employee directors. Holders have no voting rights with respect to Deferred Stock. The value of Deferred Stock units varies with the price of Praxair's common stock and, at the end of the deferral period, the units are payable in stock.

          3) PERFORMANCE STOCK represents unvested performance shares as to which the holder has neither investment nor voting power.


          4) STOCK OPTIONS represent shares that may be acquired upon exercise of options exercisable within 60 days of, March 3, 1997. Amounts reported as Stock Options include options for 7,100 shares held by Mr. Hotard's wife for which he disclaims beneficial ownership.

                       DIRECTORS AND EXECUTIVE OFFICERS

Board of Directors

     The following pages present information about the persons who will comprise Praxair's Board of Directors assuming election of the five nominees. During 1996, the Board held nine meetings.

Director Attendance

     During their current 3 year terms to date, each nominee for reelection attended Board meetings and meetings of committees of which s/he is a member as follows: Mr. Fetterolf, 98%; Ms. Gargalli, 98%; Mr. Hotard, 100%; and Mr. Ratcliffe, 100%. During this same period, the other directors collectively attended 95% of such meetings.

Director Compensation

     No director who is an employee of Praxair is compensated for service as a member of the Board of Directors or any committee of the Board of Directors. Compensation for non-employee directors consists of an annual retainer of $51,000 effective January 1, 1997, a $1,300 fee for each Board meeting attended, and a $1,300 fee for each committee meeting attended. A director who is also chairman of a Board of Directors' committee is paid an additional $5,000 annual retainer. Directors are reimbursed for travel expenses incurred on behalf of Praxair.

     Each active non-employee director is also a participant in the 1995 Stock Option Plan for Non Employee Directors of Praxair, Inc. On or about April 1st of each year, each Stock Option Plan participant is granted options to purchase 2,500 shares of Praxair's Common Stock. The exercise price of each option is 100% of the closing price of Praxair's stock as reported by the New York Stock Exchange on the date of grant. Each option granted under the stock option plan becomes exercisable on the second anniversary of its date of grant and expires ten years from the date of grant. The plan contains provisions regarding the exercisability and termination of outstanding options in the event of termination of service, retirement, disability, death and change in control of Praxair.

     A Deferred Compensation Plan is also available for non-employee directors. Under this plan, non-employee directors may, prior to the beginning of a calendar year, elect to defer to a later date payment of some or all of the cash fees earned in that year. This deferred payment date is fixed by the director at the time of his or her deferral election. At the time of the deferral election, the director also designates that the deferred fees be credited with earnings based upon a "Cash Account" which earns interest at the prime rate, a "Stock Unit Account", the value of which will vary with the market price of Praxair's common stock or a "Discounted Stock Unit Account" in which stock units are allocated at a 10% discount to the market price of Praxair's common stock, and thereafter, their value varies with the market price of that stock. Stock Unit Accounts and Discounted Stock Unit Accounts will also be credited with additional stock units whenever dividends are paid on Praxair's common stock. Stock units provide directors the economic equivalent of stock ownership except that the units may not be transferred or sold and they do not provide any voting or other shareholder rights. The "Cash Account" is paid to the director in cash on the designated payment date. The "Stock Unit Account" and the "Discounted Stock Unit Account" are both paid in the form of Praxair common stock.

     A Retirement Plan for Non-Employee Directors was also in place in 1996. Effective 12/31/96, this plan was terminated and benefits that had been earned in the plan to that date were mandatorily deferred into Discounted Stock Units under the Deferred Compensation Plan until each director's termination of service.

-------------------------------------------------------------------------------
ALEJANDRO ACHAVAL                                                        Age 64
Director Since 1992                                           Term Expires 1998

Chairman, Chief Executive Officer and Controlling Partner of IMEXTRADE SA and TRINIDAD SCA.

[PHOTO] Mr. Achaval served as Vice Chairman & Chief Executive Officer, IPAKO SA Industrias Petroquimicas Argentinas between 1975 and his retirement in 1994.

            Mr. Achaval also has served as Chairman of the Argentine Chamber of Chemical and Petrochemical Industries and as a member of the Board and Executive Committee of the Argentine Board of Industry. He is a director of I.D.E.A. Argentine Institute for Management Development, of the National Institute of Technology (INTI) and of the Fundacion Invertir (an Argentine investment foundation).

            Mr. Achaval is also Chairman of CINPLAST S.A. and FUNDES, subsidiaries of Nueva-Amanco AG (Switzerland), and a director of Praxair Argentina S.A., an indirect subsidiary of Praxair, Inc.

-------------------------------------------------------------------------------
JOHN A. CLERICO                                                          Age 55
Director Since 1992                                           Term Expires 1999

Vice President and Chief Financial Officer of Praxair since 1992

[PHOTO] Mr. Clerico was elected Vice President and Treasurer of Union Carbide Corporation in 1986 and Principal Financial Officer in 1989. In 1988 he was also elected Treasurer of Union Carbide Industrial Gases Inc. In 1990 he was elected to the position of Chief Financial Officer of Union Carbide Corporation. He resigned as an officer of Union Carbide Corporation upon Praxair's spin-off in 1992. He was the Treasurer of Praxair, Inc. between 1992 and 1994.

            Mr. Clerico is a member of the International Treasurers' Association, the National Association of Corporate Treasurers, the Financial Executives Institute and the Multiple Sclerosis Society and is on the Board of Directors of the Danbury Chamber of Commerce.

-------------------------------------------------------------------------------
C. FRED FETTEROLF                                                        Age 68
Director Since 1992                                           Term Expires 1997

Director of Various Corporations

[PHOTO] Mr. Fetterolf served as Director and President of Aluminum Company of America between 1983 and 1991, adding the title of Chief Operating Officer in 1985.

            Mr. Fetterolf is a trustee of Eastern College and Carnegie Mellon University and a director of numerous community organizations.

            Mr. Fetterolf is also a director of Allegheny Teledyne Corporation, Commonwealth Aluminum Co., Dentsply International, Mellon Bank Corporation, Mellon Bank, N.A., Quaker State Corporation and Union Carbide Corporation.

-------------------------------------------------------------------------------
DALE F. FREY                                                             Age 64
Director Since 1993                                           Term Expires 1999

Director of various corporations

[PHOTO] Mr. Frey served as Vice President and Treasurer of General Electric Company from 1980 through 1984 and 1986 through 1993 and he served as Chairman and President, General Electric Investment Corporation from 1984 to 1997.

            Mr. Frey is Chairman of the Damon Runyon-Walter Winchell Cancer Research Fund and a trustee of Franklin & Marshall College. He is also a member of the Forstmann Little and Company Advisory Board and the Investment Advisory Committee of the New York State Common Retirement Fund.

            Mr. Frey is also a director of American Financial, Beacon Properties, Doubletree Hotel Corporation, Rhone Poulenc Rorer, and USF&G Corporation.

-------------------------------------------------------------------------------
CLAIRE W. GARGALLI                                                       Age 54
Director Since 1992                                           Term Expires 1997

Vice Chairman, Diversified Search Companies since 1990

[PHOTO] Ms. Gargalli served as Director, President and Chief Operating Officer of Equimark Corporation between 1987 and 1990. During that period she also served as Chairman and Chief Executive Officer of Equibank and as Chairman of Liberty Savings Bank.

            Ms. Gargalli is a trustee of Carnegie Mellon University, Middlebury College and Allegheny University of the Health Sciences.

            Ms. Gargalli is also a director of Western Atlas Inc. and Renal Treatment Centers, Inc.

-------------------------------------------------------------------------------
EDGAR G. HOTARD                                                          Age 53
Director Since 1992                                           Term Expires 1997

President of Praxair since 1990

[PHOTO] Mr. Hotard served as Vice President and General Manager for Bulk Industrial Gases of Praxair between 1985 and 1990. Mr. Hotard was elected a Vice President of Union Carbide Corporation in 1990. He resigned as an officer of Union Carbide Corporation upon Praxair's spin-off in 1992.

            Mr. Hotard is past Chairman of the Board of the International Oxygen Manufacturers' Association and past Chairman of the Compressed Gas Association. He is a director of the U.S./China Business Council and a member of the China Economic and Technology Alliance and the Dean's Advisory Council of the University of New York at Buffalo.

            Mr. Hotard is also a director of Aquarion Company, Dexter Corporation and Iwatani Industrial Gases.

-------------------------------------------------------------------------------
RONALD L. KUEHN, JR.                                                     Age 61
Director Since 1992                                           Term Expires 1998

Chairman, President and Chief Executive Officer of Sonat Inc. since 1986

[PHOTO] Mr. Kuehn is a trustee of Tuskegee University, Birmingham-Southern College and the Southern Research Institute. He is a member of the University of Alabama at Birmingham President's Council and a director of the Gas Research Institute. Mr. Kuehn is active in numerous community and charitable organizations.

            Mr. Kuehn is also a director of AmSouth Bancorporation, Dun and Bradstreet, Protective Life Corporation, Transocean Offshore Inc., Southern Natural Gas Company and Union Carbide Corporation.

-------------------------------------------------------------------------------
RAYMOND W. LEBOEUF                                                       Age 50
Nominee to Serve with a Term Expiring in 1999

President and Chief Operating Officer of PPG Industries, Inc. since 1995.

[PHOTO] Mr. LeBoeuf was elected Vice President Finance and Chief Financial Officer of PPG Industries, Inc. in 1988, serving in that position until 1994 when he became Vice President, Coatings and Resins and then Executive Vice President.

            Mr. LeBoeuf is also a director of PPG Industries, Inc.

-------------------------------------------------------------------------------
H. WILLIAM LICHTENBERGER                                                 Age 61
Director Since 1992                                           Term Expires 1998

Chairman and Chief Executive Officer of Praxair since 1992

[PHOTO] In 1986, Mr. Lichtenberger was elected a Vice-President of Union Carbide Corporation and was appointed President of the Union Carbide Chemicals and Plastics Business Group, which in 1989 became Union Carbide Chemicals and Plastics Company Inc. He was elected President and Chief Operating Officer and a director of Union Carbide Corporation in 1990. He resigned as an officer and director of Union Carbide Corporation upon Praxair's spin-off in 1992.

            Mr. Lichtenberger is a member of the Conference Board, and The Business Roundtable and its Policy Committee and is a director of the National Association of Manufacturers. He is Chairman of United Negro College Fund's Connecticut Corporate Campaign and is on the Advisory Board of the Fairfield County Boy Scouts.

            Mr. Lichtenberger is also a director of Olin Corporation and Ingersoll Rand Company.

-------------------------------------------------------------------------------
BENJAMIN F. PAYTON                                                       Age 64
Director Since 1992                                           Term Expires 1999

President, Tuskegee University since 1981

[PHOTO] Dr. Payton is on the Board of Visitors of Air University. He is also a director of the Alabama Shakespeare Festival, the United Negro College Fund, the Southern Regional Council and National Action Council for Minority Engineers. Dr. Payton is active in numerous other educational and community organizations.

            Dr. Payton is also a director of AmSouth Bancorporation, ITT Corporation, Liberty Corporation, Morrisons HealthCare, Inc., Ruby Tuesday, Inc. and Sonat Inc.

-------------------------------------------------------------------------------
G. JACKSON RATCLIFFE, JR.                                                Age 60
Director Since 1992                                           Term Expires 1997

Chairman, President and Chief Executive Officer of Hubbell Incorporated since
1987

[PHOTO] Mr. Ratcliffe is on the Board of Governors of the National Electrical Manufacturers Association (NEMA) and is a trustee of the Manufacturers' Alliance for Productivity and Innovation, Inc.
            (MAPI).

            Mr. Ratcliffe is also a director of Aquarion Company and Olin Corporation.

-------------------------------------------------------------------------------
H. MITCHELL WATSON, JR.                                                  Age 59
Director Since 1992                                           Term Expires 1998

President, Sigma Group of America since 1992

[PHOTO] Mr. Watson served as Vice President, Marketing and Service for IBM Corporation between 1985 and 1989. In 1989, he was elected President and Chief Executive Officer of ROLM Company, a position he held until 1992.

            Mr. Watson is President and Chairman of the Executive Committee of Helen Keller International. He is also a trustee of the Interdenominational Theological Center, a member of the Development Council of the University of Tennessee and a former President of the North Carolina Symphony.

            Mr. Watson is also a director of Plasti-Line, Inc. and Caliber System Inc.

Executive Officers

     The following Executive Officers have been elected by the Board of Directors and serve at the pleasure of the Board. It is expected that the Board will elect officers annually following each Annual Meeting of Shareholders.

     Paul J. Bilek, 49, was designated President, North American Industrial Gases, of Praxair in 1996 and President, Praxair Canada Inc. in 1995. Mr. Bilek served as Vice President, North American Merchant Gases between 1995 and 1996. Mr. Bilek served as Operations Director for Bulk Industrial Gases of Praxair between 1988 and 1991. He served as President of Praxair Canada Inc. between 1991 and 1993 and as President of Praxair Surface Technologies, Inc. between

1993 and 1995.

     David H. Chaifetz, 54, is Vice President, General Counsel and Secretary of Praxair. Mr. Chaifetz joined the Union Carbide Corporation Law Department in 1975. In 1985, he was appointed Assistant General Counsel of Union Carbide Corporation. In 1986, he became Group General Counsel, Industrial Gases/Carbon Products and, in 1989, he was appointed General Counsel of Praxair. Mr. Chaifetz assumed his current position in 1992.

     John A. Clerico, 55, see description under "Board of Directors."

     Felix deBulhoes, 56, has been a Vice President of Praxair since 1993. Mr. deBulhoes is also Chairman and President of S.A. White Martins, Praxair's Brazilian subsidiary. He has held that position since 1988.

     Michael E. DeDomenico, 49, is a Vice President of Praxair and President of Praxair Europe. Mr. DeDomenico served as Director, Sales and Commercial Development of Praxair between 1990 and 1993 and as President, Praxair Canada, Inc. in 1993. He assumed his current position in 1993. He is a director of the European Industrial Gases Association.

     Jesus E. Gonzalez, 55, is Vice President, North American On-Site Gases, of Praxair. Mr. Gonzalez served as Business Director, North American On-Site Gases, of Praxair between 1990 and 1994. He assumed his current position in 1994.

     Edgar G. Hotard, 53, see description under "Board of Directors."

     H. William Lichtenberger, 61, see description under "Board of Directors."

     Jose R. Rivero, 51, is a Vice President of Praxair and was elected President, Praxair Distribution, Inc. in 1996. Mr. Rivero served as General Manager, Packaged Gases of Praxair between 1990 and 1992, as Vice-President, Specialty Products, Packaged Gases and Latin America Business Development between 1992 and 1993 and as Vice President, North American Packaged Gases from 1993 to the present. Mr. Rivero was also President of Praxair Canada Inc. from 1993 through 1995.

     J. Robert Vipond, 51, is Vice President and Controller of Praxair. Mr. Vipond assumed his current position in 1994 when he joined Praxair. Mr. Vipond served as Chief Financial Officer of the Corporate Finance Group of GE Capital, a wholly owned subsidiary of General Electric Company, between 1990 and 1994. He was Manager, Financial Planning and Compliance of GE Aerospace between 1988 and 1990 and Manager, Finance of RCA Aerospace and Defense between 1986 and 1988.

     Thomas W. von Krannichfeldt, 47, is a Vice President of Praxair and President of Praxair Surface Technologies, Inc. Mr. von Krannichfeldt served as President of Praxair Puerto Rico, Inc. between 1989 and 1993 and as President of Linde de Mexico S.A. de C.V. between 1993 and 1995. He assumed his current positions in 1995.

Committees of the Board

     AUDIT COMMITTEE. The Audit Committee is comprised of C. Fred Fetterolf as Chairman, Alejandro Achaval, Ronald L. Kuehn, Jr., Benjamin F. Payton and H. Mitchell Watson, Jr. The Committee met three times during 1994. The Audit Committee supports the independence of Praxair's external and internal auditors and the objectivity of Praxair's financial statements. The Audit Committee (1) reviews Praxair's principal policies for accounting, internal control and financial reporting, (2) recommends to Praxair's Board of Directors the engagement or discharge of the independent accountants, (3) reviews with the independent accountants the plan, scope and timing of their audit and (4) reviews the auditor's fees and, after completion of the audit, reviews with management and the independent accountants the auditors' report.

     The Audit Committee also reviews, before publication, the annual financial statements of Praxair, the independence of the independent accountants, the adequacy of Praxair's internal accounting control system and internal audit function and Praxair's policies on business integrity and ethics and conflicts of interest. The Audit Committee also performs a number of other review functions related to auditing the financial statements and internal controls.

     COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE. The Compensation and Management Development Committee is comprised of Ronald L. Kuehn, Jr. as Chairman, John J. Creedon, Claire W. Gargalli and H. Mitchell Watson, Jr. The Committee met five times during 1994. The Compensation and Management Development Committee (1) determines the direct and indirect compensation, incentive plans and employee benefits of the Chairman of the Board and other elected officers of Praxair, (2) determines, and recommends to Praxair's Board of Directors, Praxair's policies relating to the compensation of Executive Officers and, generally, other employees. In addition, the Committee reviews management's long-range planning for executive development and succession, and performs certain other review functions relating to management compensation and employee relations policies.

     FINANCE AND PENSION COMMITTEE. The Finance and Pension Committee is comprised of John J. Creedon as Chairman, John A. Clerico, Dale F. Frey, Claire
W. Gargalli, Edgar G. Hotard, and G. Jackson Ratcliffe, Jr. The Committee met three times during 1994. The Finance and Pension Committee (1) reviews periodically Praxair's financial policies and objectives, (2) monitors Praxair's financial condition and its requirements for funds, (3) reviews management recommendations as to the amounts, timing, types and terms of public stock issues and public and private debt issues, and (4) reviews periodically Praxair's dividend policy, insurance program and foreign exchange operations. The Finance and Pension Committee also reviews the financial, investment and actuarial policies and objectives of the pension program and, periodically, other employee benefit programs, and the investment performance of the fund established for the pension program. The Finance and Pension Committee also performs certain other review functions related to finance and pension matters.

     PUBLIC POLICY AND NOMINATING COMMITTEE. The Public Policy and Nominating Committee is comprised of G. Jackson Ratcliffe, Jr. as Chairman, C. Fred Fetterolf, Dale F. Frey, H. William Lichtenberger and Benjamin F. Payton. The Committee met three times during 1994. The Public Policy and Nominating

Committee recommends to Praxair's Board of Directors nominees for election as directors, and periodically reviews potential candidates, including incumbent directors. The Public Policy and Nominating Committee reviews policies with respect to the composition, organization and practices of Praxair's Board of Directors, and developments in corporate governance matters generally.

     The Public Policy and Nominating Committee also reviews Praxair's policies and responses to important social, political and public issues, including matters relating to international operations, equal employment opportunity, charitable contributions, and legislative issues, as well as policies on and responses to important shareholder issues, including management and shareholder proposals offered for shareholder approval. The Public Policy and Nominating Committee reviews Praxair's policies for health, safety and environmental affairs and Praxair's performance and compliance with its policies and legal requirements in this area. The Public Policy and Nominating Committee also performs various other functions relating to public policy matters generally.

     The Public Policy and Nominating Committee will consider candidate nominees for election as director who are recommended by shareholders. Recommendations should be sent to the Secretary of Praxair and should include the candidate's name and qualifications and a statement from the candidate that he or she consents to being named in the Proxy Statement and will serve as a director if elected. In order for any candidate to be considered by the Public Policy and Nominating Committee and, if nominated, to be included in the Proxy Statement, such recommendation must be received by the Secretary on or before the November 1 preceding the annual meeting at which directors will be elected by the shareholders.

                            EXECUTIVE COMPENSATION

Compensation Policy and Decisions

     Compensation of executive officers is determined by the Compensation and Management Development Committee of the Board of Directors (see a description of the Committee and a list of its members under the caption "Committees of the Board" in this Proxy Statement). This Committee is comprised of four non-employee directors, all of whom have considerable experience in executive compensation issues and management development. None of the members of the Committee has ever been an officer or employee of Praxair or any of its subsidiaries. In discharging its responsibilities, the Committee employs the services of an independent compensation consultant. The consultant reports directly to the Committee regarding these matters.

     The following is a report of the Compensation and Management Development Committee. This report discloses the Committee's policies with respect to compensation of Praxair's executive officers, and the specific factors and criteria upon which the Chief Executive Officer's compensation for the last fiscal year was based.

               COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE
                       REPORT ON EXECUTIVE COMPENSATION

     This report addresses Praxair's compensation policies and practices, and the Committee's decisions regarding 1996 compensation and long term incentives as they affected the Chief Executive Officer and the four other most highly paid executive officers of Praxair (the five individuals collectively called "the Senior Executives.") These policies and practices also generally affect the compensation of Praxair's other officers and high level executives.

Executive Compensation Policies and Practices

     Praxair's executive compensation policies are designed to (1) align compensation with the company's annual and long term performance goals, (2) attract and retain a highly qualified and motivated management team, (3) reward individual performance and (4) link the interests of the Senior Executives directly with those of shareholders through the use of Praxair stock as a compensation vehicle.

     The Committee uses the services of an outside compensation consultant to review the competitiveness of the company's compensation programs. Praxair has selected a comparator group of companies from the consultant's data base that it considers as an appropriate group of companies against which to compare Praxair for compensation purposes. The comparator group comprises 25 companies from various industries that represent the competitive marketplace for Praxair executives. Since the size of the comparator companies measured by sales varies somewhat, the consultant adjusts its competitive analysis to account for that variable. For purposes of the shareholder return comparisons elsewhere in this proxy statement, Praxair uses the Dow Jones Specialty Chemicals Index, based on its belief that that Index provides an appropriate industry peer group for investment comparisons.

     In determining the total compensation opportunity for each Senior Executive, the Committee takes into account the mix of base salary, variable compensation and long term incentives. It targets its compensation decisions to achieve a median total compensation opportunity for comparable jobs within the comparator group. However, since a large portion of the compensation opportunity is determined by performance-based variable compensation, total compensation may be above or below the median based on individual, business unit and/or total company performance.

Salary

     The Committee reviewed the base salaries of each of the Senior Executives in comparison to the size adjusted salaries paid for comparable jobs by the companies in the comparator group. Generally, the Committee found that the salaries of the Senior Executives were at approximately the market average. The Committee approved salary adjustments for the Senior Executives based on their individual performance and their salaries relative to the market. On an annualized basis, the adjustments averaged 6.8 percent for the Senior Executives other than the CEO. Mr Lichtenberger's salary was adjusted by 13.3 percent on an annualized basis, effective September 1, 1996.

Performance-Based Annual Variable Compensation

     At its February 1996 meeting, the Committee reviewed its method of determining annual variable compensation awards. First, the Committee established the net income after tax, earnings per share, operating profit and cash flow targets in the company's Annual Business Plan as the primary measures against which performance would be judged for purposes of annual performance-based variable compensation. Secondary measures established by the Committee included shareholder value creation in comparison to the S&P 500 Index and achievement of agreed upon goals in the areas of growth strategies, safety and environmental protection, people excellence, marketing, operations excellence and strategic planning.

     Second, the Committee adjusted the target variable compensation payouts as a percentage of base salary to reflect its view that a larger portion of the total compensation of the Senior Executives should be at risk based upon performance. The target payout percentages range from 45 percent of base salary up to a high of 65 percent of base salary for Mr. Lichtenberger. Third, the Committee determined that achievement of the 1996 Annual Business Plan would warrant variable compensation above the target level in view of the aggressiveness of the Plan, especially when coupled with the need to promptly integrate the newly acquired Liquid Carbonic business and dispose of the non-strategic CBI Industries business.

     At its January 1997 meeting, the Committee evaluated 1996 performance of the company against its aggressive 1996 Annual Business Plan and considered the individual performance of each of the Senior Executives. Regarding the primary measures of performance, namely achievement of the financial targets in the 1996 Plan, the Committee noted that the company exceeded the Plan on net income. Net income was a record $335 million, a 27.9 percent increase from 1995 before adjustments for the integration of CBI. Operating profit was $732 million, up 33.6 percent from 1995. In terms of delivering shareholder value, the full year return to Praxair's shareholders was more than 38 percent compared to 23 percent for the S&P 500 Index. Most of the company's 1996 nonfinancial goals noted above were either accomplished or progress was well under way. The Committee also reviewed the performance of the Corporation in comparison to the performance measures established by the Committee in 1996 for the Senior Executives under the Senior Executive Performance Award Plan, approved by the shareholders in 1996 to comply with Section 162(m) of the Internal Revenue Code.

     On the basis of the outstanding performance during 1996, the Committee awarded 1996 performance-based annual variable compensation for the Senior Executives at a level above the target amount. The variable compensation award for Mr. Lichtenberger was set at $1,200,000 which represents 255 percent of target, and an increase of $200,000 from 1995. The Committee believed that Mr Lichtenberger's leadership in focusing Praxair on achievement of its vision of becoming the best performing company in its industry, driving the internal and external changes required to achieve that vision and the successful integration of the Liquid Carbonic business into Praxair, without any dilution of 1996 earnings, as well as the progress being made on the disposition of the non-strategic businesses of CBI Industries were reflected in the 1996 results and supported the increase in his variable compensation award for 1996.

Long Term Incentives

     The Committee reviewed the status of the grant of performance stock that it made to the Senior Executives and 65 other officers and key employees after the spin-off in 1992 and the 1994 program providing for stock equivalent units (together called the "Launch Plan"). Nineteen ninety-six was the final year of the Launch Plan. The performance stock and the stock equivalent units were intended to focus Praxair's executives on, and incent them to achieve and exceed Praxair's net income growth objectives for the first five years of its existence. The amount of stock and units earned by each participant was directly related to the extent to which Praxair's net income growth objective for its first five years was achieved or exceeded. The full amount of the performance stock grant and a number of stock equivalent units equal to 87 percent of the performance stock grant vested on February 1, 1997 since the cumulative net income growth target for the five year period was exceeded.

     The Committee believes that the Launch Plan was extremely successful in forcefully focussing the management team on achieving substantial and immediate improvements in the profitability of the company. The Committee particularly notes that during the five year period covered by the Launch Plan, Praxair's market capitalization has more than tripled from about $2 billion in 1992 to more than $7 billion in 1997. The cost of the Launch Plan over the five year program period was approximately $53 million, or about one percent of the increase in shareholder value created. With the conclusion of the Launch Plan at the end of 1996, the Committee decided that a new long term incentive program designed to incent the management team to drive for continued improvement in profitability was consistent with the corporate goal to further increase shareholder value. In view of the success of the Launch Plan, the Committee determined that the new program should be similar in design to the Launch Plan. The major difference between the new program and the Launch Plan is that the performance target under the new program is based on cumulative EARNINGS PER SHARE over the program period rather than cumulative net income after tax.

     The Committee approved the new program (Launch Plan II) and made grants to the Senior Executives and over 90 other officers and key managers at its October 1996 meeting. Specifically, Launch Plan II is a three-year program under which participating individuals receive awards of performance stock equivalents (payable in Praxair common stock) and stock options. The performance stock equivalents will fully vest on January 1, 2000, provided that Praxair meets its three-year cumulative 15 percent per year earnings per share growth target for the period. The number of actual common stock equivalents that vest is governed by a sliding scale based on cumulative earnings per share achieved over the three-year period with no maximum. If cumulative earnings per share growth during the three year period averages less than 6.5 percent per year, none of the common stock equivalents will vest. The stock options become exercisable on January 1, 2000. The number of performance stock equivalents and stock options awarded to each participant, including the Senior Executives, was determined based on competitive market data for long term incentive grants for similar positions compiled by the Committee's compensation consultant. As a condition for participation in the new plan, participating executives are required to sign an agreement not to compete with Praxair after they leave the company.

Policy With Respect to Deductibility of Compensation Expense

     Section 162(m) of the Internal Revenue Code, enacted in 1993, limits the tax deduction that Praxair may take with respect to the compensation of certain executive officers, unless the compensation is "performance based" as defined in the Code. In order to insure full deductibility for 1996 and future years, the Board proposed, and the shareholders adopted at the 1996 Annual Meeting of Stockholders, (1) an amendment to the Corporation's Long Term Incentive Plan and (2) a new performance based plan for annual and long term incentives, both designed to comply with the IRS requirements for deductibility.

Conclusion

     The Praxair compensation program described above closely links pay with performance and the creation of shareholder value. The Committee believes that the program has been and will continue to be successful in supporting Praxair's financial, growth and other business objectives.


     THE COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE

                                   Ronald L. Kuehn, Jr., Chairman
                                   John J. Creedon
                                   Claire W. Gargalli
                                   G. Jackson Ratcliffe, Jr.
                                   H. Mitchell Watson, Jr.

                               ------------------

Executive Stock Ownership

     The Board of Directors of Praxair believes that it is important for executive officers to acquire a substantial ownership position in Praxair. In this way, they will bear the same type of risks as are typically incurred by shareholders, and their interests will be more closely aligned with those of shareholders. Significant stock ownership focuses the executives' attention on managing Praxair as equity owners.

     Accordingly, at its first meeting in July 1992, the Compensation and Management Development Committee of the Board of Directors adopted guidelines for stock ownership by executive officers. Executives are expected to reach the following targeted ownership levels before 1998. As of the date of this Proxy Statement, these guidelines have been met or exceeded by each Executive Officer.


                                                  Value of Shares Owned
                                                  ---------------------
     Chief Executive Officer                      4.0x Base Salary
     President                                    3.0x Base Salary
     Chief Financial Officer                      3.0x Base Salary
     Other Executive Officers                     1.5x Base Salary

     In 1993, the Chief Executive Officer extended stock ownership guidelines to include approximately 60 of the Corporation's senior managers. Each of these employees will be expected to hold, before 1998, shares of Praxair stock equal in value to his or her annual base salary.

     In addition to the guidelines, Praxair's compensation programs and benefit plans have many features designed to encourage and enable executive officers and other employees to build stock ownership. For example, stock option grants form a major part of executive compensation.

     Other means used by Praxair to encourage employee stock ownership include:
(1) Praxair's matching contributions for employee deposits in Praxair's Savings Program made in the form of Praxair's Common Stock, (2) a Dividend Reinvestment and Stock Purchase Plan ("DRISP") in which dividends are automatically reinvested in additional shares of Praxair's stock and a participant may make optional cash purchases of Praxair's stock without incurring broker's fees, (3) a deferred compensation program for management whereby participants have the option to defer salary and variable compensation into "Deferred Stock" units (the value of the stock units will vary with the value of Praxair's Common Stock assuming reinvestment of dividends), (4) payment of 20% of annual variable compensation (unless deferred into "Deferred Stock" units) in the form of Praxair Common Stock deposited in the recipient's DRISP account, and (5) performance stock programs which provide incentive in the form of Common Stock. Under these performance stock programs, shares of Praxair Common Stock are earned based on the financial performance of Praxair over a multi-year performance period (See description of Performance Stock in the section captioned "Long Term Incentive Plan Awards").

Annual Compensation

     Table 1 presents a summary of compensation earned by the Chief Executive Officer and the four other most highly paid executive officers (the "named executives") over the past three years. The table shows amounts paid to such persons in all capacities in which they served.

Long Term Incentive Plan Awards

     (a) Launch Compensation Plan Performance Stock (1992-1996 Performance Period).

     Table 1 reports in the column headed "LTIP Payouts" the vesting on February 1, 1997 of Performance Stock and Performance Awards granted as part of the Launch Compensation Plan. The amount reported reflects the pre-established vesting schedule for Performance Stock and Performance Awards related to a net income growth performance of 26% per year during the period 1992 through 1996.

     Senior executives received a special grant of Performance Stock in connection with the 1992 spin-off as part of what was called the "Launch Compensation Plan". Performance Stock was subject to vesting conditions based on Praxair's cumulative net income performance for the period 1992 through 1996. The entire grant was forfeitable for below-threshold performance which was established as net income growth equivalent to 6.1% per year. The full number of shares would vest only if Praxair achieved net income growth equivalent to 15% per year for the measurement period. 100% of the Performance Stock vested since actual net income growth exceeded 15% per year.

     In 1994 the Corporation implemented an incentive program involving cash incentives ("Performance Awards") for cumulative 1992-1996 net income growth performance in excess of the 15% per year target. The number of Performance Awards to be awarded were to be determined by a sliding scale based on the net income performance above the 15% per year threshold performance target. Each Performance Award has a value equal to the average closing price of Praxair's Common Stock during the last twenty trading days in January, 1997. There was no maximum payment established under the Performance Award Plan. Based on this preestablished vesting schedule and an actual net income growth performance of 26% per year, 87 Performance Awards were granted for each 100 shares of Performance Stock vested.

     (b) Performance Stock for the 1997-1999 Performance Period.

     Table 4 reports the grant of Performance Stock for a 3 year incentive program adopted in 1996 ("Launch Plan II") as a successor program to the 1992 Launch Compensation Plan described above. Performance Stock is subject to vesting conditions based on the Corporation's cumulative earnings per share performance for the period 1997 through 1999. Other terms of the Performance Stock are described in the footnote to Table 4.

     (c) Stock Option Grants

     Table 2 reports stock options granted to the named executives in 1996. The reported options represent multi-year grants as part of Launch Plan II. Consistent with the 3 year performance period of that program, these options do not become exercisable until January 1, 2000.

Stock Option Exercises and Unexercised Holdings

     Stock options exercised by the named executives during 1996 are shown in Table 3. Table 3 also illustrates the value of unexercised options held by the five named executives based on the price of Praxair common stock at year-end 1996. Of course, that value may increase or decrease based on changes in the price of Praxair common stock over the remaining term of the unexercised options.

Shareholder Return

     Table 5 presents a comparison of Praxair's stock performance (assuming reinvestment of dividends) with a broad based market index (Standard and Poors
500) and with the Dow Jones Specialty Chemicals Index, a published index currently covering seventeen companies, including Praxair.

                                   TABLE 1

-------------------------------------------------------------------------------------------------------------------------
                                             SUMMARY COMPENSATION TABLE
-------------------------------------------------------------------------------------------------------------------------
                                       Annual Compensation                     Long Term Compensation
                                                                                 Awards(1)   Payouts
-------------------------------------------------------------------------------------------------------------------------
                                                               Other            Securities
                                                               Annual           Underlying  LTIP          All Other
Name and                               Salary     Bonus(2)     Compensation(3)  Options     Payouts(4)    Compensation(5)
Principal Position            Year     ($)        ($)          ($)              (#)         ($)           ($)
-------------------------------------------------------------------------------------------------------------------------
H. William Lichtenberger      1996     668,300    1,200,000    93,332           115,000     12,611,873    94,501
Chairman and Chief            1995     626,700    1,000,000    77,778            95,000              0    86,970
Executive Officer             1994     593,360      685,000    60,888                 0              0    79,122
-------------------------------------------------------------------------------------------------------------------------
Edgar G. Hotard               1996     415,000      700,000    15,555            70,000      7,206,874    56,493
President                     1995     395,000      675,000    15,000            50,000              0    50,507
                              1994     370,035      400,000    31,111                 0              0    44,371
-------------------------------------------------------------------------------------------------------------------------
John A. Clerico               1996     356,300      450,000    40,000            37,000      4,504,240    41,289
Vice President and            1995     345,100      410,000    36,444            25,000              0    39,127
Chief Financial Officer       1994     338,796      240,000    21,333                 0              0    35,209
-------------------------------------------------------------------------------------------------------------------------
David H. Chaifetz             1996     254,000      350,000     7,778            28,000      2,522,975    23,541
Vice President,               1995     230,800      310,000     6,889            20,000              0    20,198
General Counsel               1994     212,070      160,000     3,556                 0              0    17,885
and Secretary
-------------------------------------------------------------------------------------------------------------------------
Paul J. Bilek                 1996     242,200      313,700     6,222            37,000        608,039    14,546
President, North              1995     196,900      250,904     4,889            30,000              0    11,007
American Industrial Gases     1994     166,800      140,000     3,111            10,000              0     9,740
-------------------------------------------------------------------------------------------------------------------------

Notes:    1)   As of December 31, 1996, the named executive officers held
               Performance Stock as follows. The following represents performance stock granted in 1996 for the performance period
               1997-1999. Not included is performance stock granted in 1992 for the performance period 1992-1996; the vesting of which is reported in the "LTIP Payouts" column of this table. All performance shares held are subject to performance-based vesting conditions which are described at Table 4: H.W. Lichtenberger
               90,000 shares ($4,151,250); E.G. Hotard 54,000 shares
               ($2,490,750); J.A. Clerico 34,500 shares ($1,591,313); D. H.
               Chaifetz 21,000 shares ($968,625); P. J. Bilek 28,500 shares
               ($1,314,563). Parenthetical figures represent the "value" of Performance Stock holdings calculated according to S.E.C. rules by assuming 100% of the Performance Shares vest in 2000 at the end of the performance period and by using the December 31, 1996 closing market price of Praxair Common Stock ($46.125 per share).

          2) Reported in this column are annual awards that the Company characterizes as Performance Based Annual Variable Compensation. Twenty percent of the variable compensation paid for 1994, 1995 and 1996 was paid in the form of Praxair Common Stock or, at the officer's option, at least 20% was deferred into "deferred stock" units. Data for P.J. Bilek includes amounts paid from Praxair and Praxair Surface Technologies performance sharing programs.

          3) Represents the value of the discount from the market value of the Corporation's Common Stock that is, in effect, received by individuals who have deferred variable compensation earned in 1994, 1995 and 1996 into discounted "deferred stock" units under Praxair's deferred compensation plan for management. Compensation that is placed in this option must be so deferred for a minimum of 5 years.

          4) Represents the 1997 vesting of Performance Stock and Awards granted in 1992 and 1994 for the performance period 1992-1996. The amount reported reflects the pre-established vesting schedule for net income growth performance of 26% per year during the period 1992 through 1996. See description of Performance Stock and Performance Awards under the caption "Long-Term Incentive Plan Awards: Launch Compensation Plan Performance Stock (1992-1996 Performance Period)".

          5) Amounts reported in this column for 1996 are comprised of the following items:

                                             Savings Plan        Executive Life      Dividends on
                                             Company Match*      Insurance Value     Performance Stock**
               H. William Lichtenberger      $24,803             $13,588             $56,109
               Edgar G. Hotard                15,692               8,739              32,062
               John A. Clerico                12,962               8,288              20,039
               David H. Chaifetz               8,951               3,368              11,222
               Paul J. Bilek                   9,531               2,330               2,685

           *   Includes both qualified and unqualified match amounts

          ** Dividends on "Launch Compensation Plan" Performance Stock were automatically reinvested for the officer's account into shares of additional Performance Stock having the same performance-based vesting conditions. Launch Compensation Plan Performance Stock is described under the caption "Long Term Incentive Plan Awards: Launch Compensation Plan Performance Stock (1992-1996 Performance Period)".

                                   TABLE 2

------------------------------------------------------------------------------------------------------------------------
                                           OPTION GRANTS IN LAST FISCAL YEAR
------------------------------------------------------------------------------------------------------------------------
                                       INDIVIDUAL GRANTS
------------------------------------------------------------------------------------------------------------------------
                                          Percent of                                       Potential Realizable Value at
                             Number of    Total                                            Assumed Annual Rates of
                             Securities   Options                                          Stock Price Appreciation for
                             Underlying   Granted to                                       Option Term(1)
                             Options      Employees                                        -----------------------------
                             Granted      in Fiscal   Exercise   Expiration
Name                         (#)          Year        Price      Date                      5% ($)         10% ($)
------------------------------------------------------------------------------------------------------------------------
                                                                            Assumed Stock
                                                                            Price As of
                                                                            10/22/2006:    $75.135/Sh     $119.695/Sh
------------------------------------------------------------------------------------------------------------------------
H. William Lichtenberger     115,000      4.4%        $46.125    10/22/2006                $3,336,150     $8,460,550
------------------------------------------------------------------------------------------------------------------------
Edgar G. Hotard               70,000      2.7%        $46.125    10/22/2006                $2,030,700     $5,149,900
------------------------------------------------------------------------------------------------------------------------
John A. Clerico               37,000      1.4%        $46.125    10/22/2006                $1,073,370     $2,722,090
------------------------------------------------------------------------------------------------------------------------
David H. Chaifetz             28,000      1.1%        $46.125    10/22/2006                  $812,280     $2,059,960
------------------------------------------------------------------------------------------------------------------------
Paul J. Bilek                 37,000      1.4%        $46.125    10/22/2006                $1,073,370     $2,722,090
------------------------------------------------------------------------------------------------------------------------

Notes:    1)   Potential realizable value is the pre-tax gain that an option holder would realize at the time of the option expiration date if (a) he or she would exercise all of the options on their expiration date, and (b) Praxair's stock price grew between the date of grant and the exercise date at the annual rates assumed in the column (the "Assumed Stock Price"). This pre-tax gain is calculated by multiplying the number of options by the difference between the Assumed Stock Price on the option expiration date and the option exercise price. THE HYPOTHETICAL
               VALUES REFLECTED IN THIS TABLE REPRESENT ASSUMED RATES OF
               APPRECIATION ONLY; WHICH RATES ARE SET BY S.E.C. RULES. ACTUAL
               GAINS, IF ANY, ON STOCK OPTION EXERCISES AND COMMON STOCK
               HOLDINGS ARE DEPENDENT ON, AMONG OTHER FACTORS, THE FUTURE
               PERFORMANCE OF THE COMMON STOCK AND OVERALL STOCK MARKET
               CONDITIONS. THERE CAN BE NO ASSURANCE THAT THE AMOUNTS REFLECTED
               IN THIS TABLE WILL BE ACHIEVED.


                                   TABLE 3

---------------------------------------------------------------------------------------------------------------------------
                                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END
                                                      OPTION VALUES
---------------------------------------------------------------------------------------------------------------------------
                                                                 Number of Securities
                                  Shares                         Underlying                     Value1 of Unexercised
                                  Acquired on   Value            Unexercised Options            In-the-Money Options
Name                              Exercise (#)  Realized ($)     at FY-End (#)                  at FY-End ($)
---------------------------------------------------------------------------------------------------------------------------
                                                                 Exercisable    Unexercisable   Exercisable   Unexercisable
---------------------------------------------------------------------------------------------------------------------------
H. William Lichtenberger          30,000        $928,650         547,000        210,000         $17,744,202   $2,410,625
---------------------------------------------------------------------------------------------------------------------------
Edgar G. Hotard                   10,500        $340,116         229,000        120,000         $7,300,194    $1,268,750
---------------------------------------------------------------------------------------------------------------------------
John A. Clerico                    8,500        $226,661         242,250         62,000         $7,931,362      $634,375
---------------------------------------------------------------------------------------------------------------------------
David H. Chaifetz                  9,500        $235,218          67,700         48,000         $2,174,074      $507,500
---------------------------------------------------------------------------------------------------------------------------
Paul J. Bilek                      3,000         $82,176          39,800         67,000         $1,185,151      $761,250
---------------------------------------------------------------------------------------------------------------------------

Notes:    1)   Before Taxes. The dollar value reported is based on the
               difference between the exercise price of the outstanding option and the market price of Praxair's Common Stock at the close of trading on December 31, 1996. The market price on this date was $46.125 per share.

                                   TABLE 4

--------------------------------------------------------------------------------------------------------------
                            LONG-TERM INCENTIVE PLAN AWARDS IN LAST FISCAL YEAR
--------------------------------------------------------------------------------------------------------------
                                                                                  ESTIMATED FUTURE PAYOUTS
--------------------------------------------------------------------------------------------------------------
Name                               Number of Shares    Performance Period       Threshold (#)       Target (#)
--------------------------------------------------------------------------------------------------------------
H. William Lichtenberger           90,000(1)           1/1/97 to 12/31/99       30,000              90,000
--------------------------------------------------------------------------------------------------------------
Edgar G. Hotard                    54,000(1)           1/1/97 to 12/31/99       18,000              54,000
--------------------------------------------------------------------------------------------------------------
John A. Clerico                    34,500(1)           1/1/97 to 12/31/99       11,500              34,500
--------------------------------------------------------------------------------------------------------------
David H. Chaifetz                  21,000(1)           1/1/97 to 12/31/99        7,000              21,000
--------------------------------------------------------------------------------------------------------------
Paul J. Bilek                      28,500(1)           1/1/97 to 12/31/99        9,500              28,000
--------------------------------------------------------------------------------------------------------------

Notes:    1)   Performance Stock is subject to vesting conditions based on
               Praxair's cumulative earnings per share ("EPS") performance for the period 1997 through 1999, measured in accordance with generally accepted accounting principles in effect at the time of the grant. The entire grant is forfeitable for below-threshold performance. The threshold level for vesting is EPS growth equivalent to 6.5% per year. Vesting thereafter is governed by a sliding scale. Shares in addition to those reported in the first column of this table will vest to the extent that EPS performance exceeds 15% per year. The target payout reported in this table corresponds to an EPS growth rate of 15% per year. There is no maximum future payout in that the payout is solely a function of EPS performance without a cap.
               Dividend and voting rights do not attach to shares of Performance Stock until such shares are vested. Participation in this program is conditioned on the recipient's execution of a non-compete agreement.


                                   TABLE 5

                COMPARISON OF CUMULATIVE TOTAL RETURN(a) AMONG
      PRAXAIR, INC., S&P 500 INDEX & DOW JONES SPECIALTY CHEMICALS INDEX

                                 [LINE CHART]

                                                    Dow Jones
                                                    Specialty
                                 Praxair,  S&P 500  Chemicals
                                   Inc.     Index     Index
                                 --------  -------  ---------
                    Jun 30 1992             $100
                    July 1 1992    $100               $100
                    Dec 31 1992     107      108       106
                    Dec 31 1993     108      119       112
                    Dec 31 1994     135      121       108
                    Dec 31 1995     225      167       142
                    Dec 31 1996     310      204       160

ASSUMES $100 INVESTED ON JULY 1, 1992(b) IN PRAXAIR COMMON STOCK AND THE DOW JONES SPECIALTY CHEMICALS INDEX, AND ON JUNE 30, 1992(c) IN THE S&P 500 INDEX

Notes: (a) Total return assumes reinvestment of dividends.

       (b) First Trading Day after Praxair's June 30, 1992 spin-off from Union Carbide Corporation (when-issued trading; regular way trading commenced on July 6, 1992).

       (c) Nearest date for which published index data is available.

Defined Benefit or Actuarial Plans

     Table 6 illustrates the estimated annual benefits payable from Praxair's Retirement Program at retirement at age 65 based on the assumptions shown. Calculation of benefits is uniform for all participants in the Retirement Program, including the five named executives.

                                   TABLE 6

----------------------------------------------------------------------------------------------------
                                        PENSION PLAN TABLE
----------------------------------------------------------------------------------------------------
Average Annual                      Estimated Annual Retirement Benefits at Age 65
Remuneration Used                   for the Years of Company Service Credit Indicated
for Calculating          ---------------------------------------------------------------------------
Retirement Benefits      15 yrs    20 yrs    25 yrs    30 yrs    35 yrs      40 yrs      45 yrs
----------------------------------------------------------------------------------------------------
$  250,000               $ 56,250  $ 75,000  $ 93,750  $112,500  $  131,250  $  150,000  $  168,750
----------------------------------------------------------------------------------------------------
   500,000                112,500   150,000   187,500   225,000     262,500     300,000     337,500
----------------------------------------------------------------------------------------------------
   750,000                168,750   225,000   281,250   337,500     393,750     450,000     506,250
----------------------------------------------------------------------------------------------------
 1,000,000                225,000   300,000   375,000   450,000     525,000     600,000     675,000
----------------------------------------------------------------------------------------------------
 1,250,000                281,250   375,000   468,750   562,500     656,250     750,000     843,750
----------------------------------------------------------------------------------------------------
 1,500,000                337,500   450,000   562,500   675,000     787,500     900,000   1,012,500
----------------------------------------------------------------------------------------------------
 1,750,000                393,750   525,000   656,250   787,500     918,750   1,050,000   1,181,250
----------------------------------------------------------------------------------------------------
 2,000,000                450,000   600,000   750,000   900,000   1,050,000   1,200,000   1,350,000
----------------------------------------------------------------------------------------------------

o Amounts shown are computed based upon straight life annuity amounts and are subject to an offset for Social Security benefits. Annual retirement benefits for program participants are based on salary and bonus (variable compensation) payments as set forth in Table 1. No other forms of remuneration are included. This table reflects the combination of qualified and non-qualified pension benefits.

o Credited years of service as of March 1, 1997 are as follows: H. William Lichtenberger 37 years; Edgar G. Hotard 32 years; John A. Clerico 13 years; David H. Chaifetz 21 years; Paul J. Bilek, 28 years.

Employment Contracts and Termination of Employment and
Change in Control Arrangements

     Praxair has entered into identical Severance Compensation Agreements (the "Agreements") with H. William Lichtenberger, Edgar G. Hotard, John A. Clerico, David H. Chaifetz, Paul J. Bilek and certain other employees. The Agreements are designed to retain the executives and provide continuity of management in the event of any actual or threatened change in control of Praxair. The Agreements specify circumstances which shall constitute a "Change in Control" for these purposes. These circumstances include, among others and subject to the qualifications set forth in the Agreements: (1) any consolidation or merger in which Praxair is not the continuing or surviving corporation, (2) the sale, lease, exchange or transfer of all or substantially all of the assets of the Corporation, (3) acquisition by a person or group of more than 20% of Praxair's outstanding shares and (4) a change in the majority composition of the Board not approved by two-thirds of the directors in office prior to the change. The Agreements provide that if the executive's employment is terminated under specified conditions after such a change in control, then the executive will be entitled to receive: (a) accrued salary, incentive compensation and benefits;
(b) enhanced life, disability, accident, health insurance and pension benefits;
(c) a lump sum payment equal to three times the sum of the executive's salary, bonus and annualized long term incentive grants (stock options and performance stock awards); (d) reimbursement for certain of the executive's tax liabilities; and (e) outplacement and financial counseling benefits. Payments will be made by Praxair or through a grantor trust adopted by Praxair.

     The Agreements will expire on December 31, 1998. Thereafter, the Agreements renew automatically for one year terms, unless Praxair or the executive gives notice of termination of the Agreement. Notwithstanding any such notice of termination, if a change in control occurs during the original or extended term of an Agreement, then the Agreement is automatically renewed for a period of 24 months beyond the term then in effect. The Agreements terminate if the executive's employment with Praxair is terminated by the executive or Praxair prior to a change in control.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based solely upon a review of SEC Forms 3, 4 and 5 furnished to Praxair and written representations that no Form 5 is required, Praxair believes that during the period January 1, 1996 to December 31, 1996, all reports required by
Section 16(a) of the Securities and Exchange Act of 1934 have been filed by its officers and directors.

                            INDEPENDENT ACCOUNTANTS

     Price Waterhouse LLP served as Praxair's independent accountants for the year ended December 31, 1996 and has been selected by the Board of Directors to serve in such capacity for the year ending December 31, 1997. Representatives of Price Waterhouse LLP are expected to be present at the Annual Meeting to be available to respond to appropriate questions and to make a statement if they desire.

               SHAREHOLDER PROPOSALS FOR THE 1998 ANNUAL MEETING

     Proposals of shareholders intended to be presented to Praxair's 1998 Annual Meeting of Shareholders must be received at Praxair's principal executive offices by November 14, 1997 for inclusion in Praxair's proxy statement and form of proxy for that meeting. Shareholder proposals should be directed to the Assistant Corporate Secretary, Praxair, Inc., 39 Old Ridgebury Road, M-1, Danbury, CT 06810-5113.

                                ANNUAL REPORTS

     Shareholders of record on March 3, 1997 should have received a copy of Praxair's 1996 Annual Report to Shareholders either with this Proxy Statement or prior to its receipt. If, upon receipt of this proxy material, you have not received the Annual Report to Shareholders, please write to the Assistant Corporate Secretary at the address below and a copy will be sent to you.

     IN ADDITION, A COPY OF PRAXAIR'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1996 IS AVAILABLE TO EACH RECORD AND BENEFICIAL OWNER OF PRAXAIR'S SECURITIES WITHOUT CHARGE UPON WRITTEN REQUEST TO THE ASSISTANT CORPORATE SECRETARY, PRAXAIR, INC., 39 OLD RIDGEBURY ROAD, M-1, DANBURY, CT 06810-5113.

                          COST OF PROXY SOLICITATION

     The entire cost of soliciting proxies will be borne by Praxair including the expense of preparing, printing and mailing this Proxy Statement. Solicitation costs include payments to brokerage firms and others for forwarding solicitation materials to beneficial owners of Praxair's stock and reimbursement of out-of-pocket costs incurred for any follow up mailings. Praxair also has engaged Morrow & Co., Inc. to assist in the solicitation of proxies from shareholders at a fee of $7,500 plus reimbursement of out-of-pocket expenses. In addition to use of the mail, proxies may be solicited personally or by telephone by employees of Praxair without additional compensation, as well as by employees of Morrow & Co., Inc.


                                  BY ORDER OF THE BOARD OF DIRECTORS

                                  /s/ DAVID H. CHAIFETZ

                                  DAVID H. CHAIFETZ,
                                  Vice President, General Counsel and Secretary

March 7, 1997

             YOU ARE URGED TO SEND IN YOUR EXECUTED PROXY PROMPTLY

[LOGO] PRINTED ON RECYCLED PAPER.                             PRINTED IN U.S.A.

    [PRAXAIR LOGO]

                                                           39 OLD RIDGEBURY ROAD
                                                 DANBURY, CONNECTICUT 06810-5113

    H. William Lichtenberger
Chairman & Chief Executive Officer

Dear Praxair Shareholder:

    You are cordially invited to attend our 1997 Annual Meeting of Shareholders at 9.30 A.M. on Tuesday, April 29, 1997. The meeting will be held in the Grand Ballroom of the Danbury Hilton and Towers, 18 Old Ridgebury Road, Danbury, Connecticut. Directions to the meeting are on the reverse side.

    You will find information about the meeting in the enclosed Notice and Proxy Statement. Your participation at the meeting, either through return of your proxy of your attendance, is important. Five directors are standing for election at this meeting, including Mr. Raymond W. LeBoeuf, who would be new to the Board. Please return your proxy card promptly.

    I wish to acknowledge the significant contribution of John Creedon who is retiring from the Board of Directors after serving Praxair since it first became an independent, publicly traded company. We thank him for his valuable counsel.

    If you plan to attend, please so indicate by checking the appropriate box on the proxy card.

    Whether or not you plan to attend, I encourage you to please complete, sign and date the proxy/voting instruction card below, detach it from this letter and return it in the postage paid envelope enclosed in this package.


                                                   Sincerely,



                                                   /s/ H. William Lichtenberger
                                                   ----------------------------
                                                   H. William Lichtenberger
                                                   Chairman and
                                                   Chief Executive Officer

March 7, 1997

                            Detach Proxy Card Here

-----------------------------------------------------------------------------------------------------------------------------------
       [BOX]
1. Election of Directors          FOR all nominees            WITHHOLD AUTHORITY to vote              * EXCEPTIONS
                                  listed below                for all nominees listed below




The Board of Directors recommends a vote "FOR" the nominees listed below:

Nominees: C. Fred Fetterolf, Claire W. Gargalli, Edgar G. Hotard, Raymond W. LeBoeuf and G. Jackson Ratcliffe, Jr.

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominee's name in the space provided below. Such a mark will be deemed a vote "FOR" all nominees other than those listed as exceptions.)

*Exceptions ___________________________________________________________________

2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

                                                          Check here if you
                                           Plan to attend the Annual Meeting


                                           Have written comments or change of
                                           address on this card

                                           Please sign name exactly as it
                                           appears on this card. Joint owners
                                           should each sign. Attorneys,
                                           trustees, executors, administrators,
                                           custodians, guardians or corporate
                                           officers should give full title.


                                           DATED: _____________________________

                                           SIGNED _____________________________

                                                  _____________________________
                                           Votes MUST be indicated
                                           (x) in Black or Blue ink.      X

Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope.

                                [PRAXAIR LOGO]
                        ANNUAL MEETING OF SHAREHOLDERS
                           APRIL 29, 1997 AT 9:30 AM
                           DANBURY HILTON AND TOWERS
                                  DANBURY, CT

                                  Directions:

From New Jersey:

Danbury is about one hour from the Tappan Zee Bridge. After crossing the bridge, follow signs to New England and the Cross-Westchester Parkway (I-287). From I-287, take I-684 North towards Brewster. Take Exit 9E (I-84 East to Danbury). Get off I-84 at Exit 2 (Mill Plain Road). Go to the bottom of the ramp and turn left, go to the second light and turn right, go to the next light, turn right (Old Ridgebury Road) and go up the hill. The Hilton is on your left.

From Boston:
Take Massachusetts Turnpike (Route 90) to Sturbridge, Exit 9. Proceed onto I-84 West through Hartford and Waterbury to Danbury. Take Exit 2A (Old Ridgebury
Road). The exit ramp circles around and over the highway. The Hilton is on your left.

From Hartford:
Take I-84 West towards Waterbury/Danbury. Take Exit 2A (Old Ridgebury Road). The exit ramp circles around and up over the highway. The Hilton is on your left.

From New Haven:
Take Route 34 West to Newtown where you pick up I-84 West to Danbury. Take Exit 2A (Old Ridgebury Road). The exit ramp circles around and up over the highway. The Hilton is on your left.

From White Plains/Westchester:
Take I-684 North towards Brewster and proceed to Exit 9E (I-84 East to Danbury). Get off I-84 at Exit 2 (Mill Plain Road). Go to the bottom of the ramp and turn left, go to the second light and turn right, go to the next light, turn right (Old Ridgebury Road) and go up the hill. The Hilton is on your left.

From NY City Airports & Long Island:
Follow signs to Whitestone Bridge. Cross over bridge and bear left onto the Hutchinson River Parkway to White Plains and I-684 North towards Brewster. Take Exit 9E (I-84 East to Danbury). Get off I-84 at Exit 2 (Mill Plain Road). Go to the bottom of the ramp and turn left, go to second light and turn right, go to the next light, turn right (Old Ridgebury Road) and go up the hill. The Hilton is on your left.

Airport Arrival:
From the Ground Transportation Center for Connecticut Limousine Service to Danbury. At the Danbury depot, call the Danbury Hilton and they will provide shuttle service for you.

There is no limo service to Danbury from Westchester Airport (White Plains, NY) or Windsor-Bradley Airport (Hartford, CT).

                            Detach Proxy Card Here

       [PRAXAIR LOGO]                       PROXY/VOTING INSTRUCTION CARD
-------------------------------------------------------------------------------
This proxy is solicited on behalf of the Board of Directors of Praxair, Inc.
                   for the Annual Meeting on April 29, 1997

I(we) hereby authorize John A. Clerico, Ronald L. Kuehn, Jr., and David H. Chaifetz, or any of them, and each with the power to appoint his substitute, to vote as Proxy for me(us) at the Annual Meeting of Shareholders to be held at The

Danbury Hilton and Towers, 18 Old Ridgebury Road, Danbury, Connecticut on April 29, 1997 at 9:30 A.M., or any adjournment thereof, the number of shares which I(we) would be entitled to vote if personally present. The proxies shall vote subject to the directions indicated on the reverse side of this card and proxies are authorized to vote in their discretion upon such other business as may properly come before the meeting and any adjournments thereof. The proxies will vote as the Board of Directors recommends where I (we) do not specify a choice.

For Participants in the Praxair, Praxair Puerto Rico, Union Carbide, UCAR, or OSi Savings Programs: As to those shares of Praxair, Inc., if any, that are held for me in the aforementioned Savings Programs, I instruct the Trustee of the applicable Savings Program to sign a proxy for me in substantially the form set forth above and on the reverse side. The Trustee shall mark the proxy as I specify. Where I do not specify a choice, my shares will be voted in the same proportion as the trustee votes the shares for which it receives instructions.


                                                   PRAXAIR, INC.
(Continued and to be dated and                     P.O. BOX 11140
  signed on the reverse side.)                     NEW YORK, N.Y. 10203-0140